Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Willamette Valley Vineyards, Inc., of our report dated March 25, 2025, relating to the financial statements of Willamette Valley Vineyards, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

(formerly, Moss Adams LLP)

Portland, Oregon

November 12, 2025